Exhibit 5.1

August 13, 2020

Panhandle Oil and Gas Inc. 1601 NW Expressway, Suite 1100 Oklahoma City, Oklahoma 73118

Re:	Panhandle Oil and Gas Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as securities counsel to Panhandle Oil and Gas Inc., an Oklahoma corporation (the “Company”), in connection with the registration of 530,912 shares (the “Shares”) of Class A common stock of the Company, par value $0.01666 per share (the “Common Stock”), pursuant to the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement is being filed to register (i) 230,677 shares of Common Stock previously issued pursuant to the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan (the “Plan”), and (ii) 300,235 shares of Common Stock reserved for future issuance under the Plan.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed without independent verification: (a) the genuineness and authenticity of all signatures on original documents; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to originals of all documents submitted to us as copies; (d) that each natural person signing any document reviewed by us had the legal capacity to do so; and (e) the due authorization, execution, and delivery of all documents where authorization, execution, and delivery are prerequisites to the effectiveness of such documents.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, following (a) effectiveness of the Registration Statement, (b) the issuance of the Shares in accordance with the terms and the Plan, and (c) receipt by the Company of the consideration for the Shares specified in the Plan, the Shares will be validly issued, fully paid, and nonassessable.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the laws of the State of Oklahoma, each as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. In addition, the foregoing opinion is qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers) and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

Panhandle Oil and Gas Inc.

August 13, 2020

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or the Registration Statement. This opinion is given as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We bring to your attention that our legal opinion is an expression of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ Baker & Hostetler LLP